                                                                    Exhibit 99.1



To whom it may concern:

        The undersigned, Beverly Harms, hereby consents to being named as a designatee to be elected as a director of Hotel Reservations Network, Inc., a Delaware corporation, in Amendment No. 2 to its Registration Statement on Form S-1, Registration No. 333-90601, filed on February 3, 2000, all prospectuses related thereto and all subsequent amendments thereto.

                                             Yours Sincerely,


                                             /s/ Beverly Harms
                                             ------------------------
                                             Ms. Beverly Harms

                                                                    Exhibit 99.1




To whom it may concern:

        The undersigned, Eli J. Segal, hereby consents to being named as a designatee to be elected as a director of Hotel Reservations Network, Inc., a Delaware corporation, in Amendment No. 2 to its Registration Statement on Form S-1, Registration No. 333-90601, filed on February 3, 2000, all prospectuses related thereto and all subsequent amendments thereto.

                                             Yours Sincerely,


                                             /s/ Eli J. Segal
                                             ------------------------
                                             Mr. Eli J. Segal